Exhibit 99.1

Leading the Way in Electricity SM

Edison Mission Energy Bankruptcy Settlement Agreement Conference Call

February 19, 2014

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Forward-Looking Statements

Statements contained in this presentation about future performance, including, without limitation, the Edison Mission Energy (EME) bankruptcy proceeding, discontinued operations financial results, assumption of risks and liabilities, potential future litigation, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International (EIX) assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s 2012 Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

February 19, 2014

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Settlement Summary

On February 18, settlement reached among EIX, EME and certain of EME’s creditors holding a majority of its outstanding senior unsecured notes

Settlement will extinguish all existing claims between EME and EIX

Allows EME to emerge from bankruptcy free of liabilities but will remain owned by EIX and will continue to be consolidated for tax purposes

A Reorganization Trust, controlled by EME’s existing creditors, to be formed to hold all assets and liabilities of EME not discharged in bankruptcy or transferred to NRG

EIX will pay the Reorganization Trust 50% of EME’s estimated Federal and California income tax benefits – three scheduled payments including interest

Current estimate of EME tax benefits is approximately $1.2 billion

EIX will assume certain EME income tax and pension related liabilities – approximately $350 million EIX currently has joint and several responsibility for substantially all of these liabilities

It is anticipated that the Settlement will be cash flow and earnings positive (recorded as non-core – part of discontinued operations)

EME will seek to amend its Plan of Reorganization to incorporate the Settlement, which is subject to US Bankruptcy Court approval

February 19, 2014

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EIX Financial and Accounting Implications

Cash Impact

Based on current estimates:

EIX expects net benefits of approximately $200 million over time

EIX expects to utilize approximately $1.2 billion of EME tax benefits

EIX would make $634 million in total payments through 2016 (including interest):

$225 million upon closing

$199 million on September 30, 2015

$210 million on September 30, 2016

Deferred payment amounts to be finalized after closing based on updated estimates

Accounting Treatment

Accounting impact will be non-core (part of discontinued operations)

Approximately $70 million of net benefits will have been recorded as non-core income through 2013

Based on current estimates, balance of net benefits of up to $130 million will be recorded as non-core income in first quarter of 2014

Resolves Uncertainties

Assuming approval, settlement would resolve one of EIX’s outstanding uncertainties

February 19, 2014

3 EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the Company’s performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings.

Accounting for the EME settlement agreement will be recorded in discontinued operations and therefore considered non-core as well consistent with the definition above.

EIX Investor Relations Contacts

Scott Cunningham, Vice President(626) 302-2540 scott.cunningham@edisonintl.com

Felicia Williams, Senior Manager(626) 302-5493 felicia.williams@edisonintl.com

February 19, 2014

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